UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2012

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 552-1100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2012, the board of directors (the “Board”) of Quidel Corporation (the “Company”) amended and restated the Company’s Bylaws, to, among other things, (i) address developments in public company governance and amendments to the Delaware General Corporation Law since the Bylaws were last amended in August 2000, (ii) clarify certain corporate procedures and (iii) make certain other enhancements and technical changes. The changes effected by the amendment and restatement of the Company’s Bylaws include, without limitation, the following:

•

Enhanced mechanics for calling special meetings of stockholders, and enhanced provisions governing the ability of stockholders to bring business before annual or special meetings or nominate directors, including, without limitation, advance notice requirements and requirements to provide certain information regarding the stockholder and, if applicable, the business the stockholder proposes to bring before the meeting or the stockholder’s nominee(s);

•	Updated and enhanced provisions related to stockholder meetings and voting procedures;

•

New procedures for stockholder action by written consent without a meeting, including, without limitation, the addition of provisions for the orderly setting of a record date for action by written consent and requirements to provide certain information regarding the proposed action by written consent and the stockholder calling for such proposed action;

•	A change in the number of directors constituting the entire Board from eight to a number fixed by the Board so long as such number is not less than five (5) nor more than twelve (12);

•	Updated and enhanced mechanics and procedures for meetings of the Board and committees thereof;

•

The replacement of the provision broadly permitting loans to officers with a provision delineating the circumstances under which transactions between the Company and any of its directors or officers (or entities in which any of such directors or officers have any financial interest) may be valid;

•	Updated descriptions of officer positions of the Company and other provisions related to officers;

•

Updated and enhanced provisions regarding indemnification and advancement of expenses, including, without limitation, to limit the applicability of the mandatory indemnification and advancement of expense provisions to current and former directors and officers of the Company;

•

A change in the amendment provision such that, for stockholders of the Company to amend the Bylaws, the affirmative vote of holders of a majority of the outstanding voting power of the Company’s outstanding capital stock entitled to vote thereon is required; and

•	The removal of certain provisions that largely restate applicable law, including, without limitation, the records and reports and dividend provisions.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, the Company held its Annual Meeting of Stockholders at 8:30 am local time at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected seven individuals to the Board as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	28,829,556	101,183	2,124,195
Douglas C. Bryant	28,886,188	44,551	2,124,195
Kenneth F. Buechler	28,905,427	25,312	2,124,195
Rod F. Dammeyer	28,901,420	29,319	2,124,195
Mary Lake Polan	28,598,216	332,523	2,124,195
Mark A. Pulido	28,673,030	257,709	2,124,195
Jack W. Schuler	28,809,381	121,358	2,124,195

Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
30,921,890	51,567	81,477

Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,058,842	446,285	1,425,612	2,124,195

Proposal No. 4

The Company’s stockholders approved the amendment and restatement of the Quidel Corporation 2010 Equity Incentive Plan by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,554,705	6,313,654	62,380	2,124,195

The Company’s stockholders approved the amendment and restatement of the of the Quidel Corporation 1983 Employee Stock Purchase Plan by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,353,653	522,740	54,346	2,124,195

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Quidel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012

QUIDEL CORPORATION

By:	/S/ ROBERT J. BUJARSKI
Robert J. Bujarski
Title:	SVP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Quidel Corporation

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